Exhibit 23

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the
incorporation by reference of our report dated January 24, 1997, included in this Form 10-K, into C. R. Bard, Inc.'s previously filed Registration Statements (i) on Form S-8 for its Employees'
Retirement   Savings   Plan   of  C. R. Bard, Inc.,   Registration
No. 2-86291, the 1990 Employee Stock Option Plan, as amended, Registration No. 33-35544 and the C. R. Bard, Inc. 1988 Directors
Stock Award Plan, as amended, the 1993 Long Term Incentive Plan of C. R. Bard, Inc., Registration No. 33-64874, and the 1993 Long Term Incentive Plan of C. R. Bard, Inc., Registration No. 333-07189 and the MedChem Products, Inc. 1994 Stock Option Plan, MedChem Products, Inc. 1993 Stock Option Plan, MedChem Products, Inc. 1993 Spin-off Stock
Option Plan, MedChem Products, Inc. 1993 Director Stock Option
Plan, MedChem Products, Inc. Amended and Restated Stock Option Plan all formerly maintained by MedChem Products, Inc., Registration No 33-63147, and (ii) on Form S-3, Registration
No. 333-05997.

                                   ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 24, 1997

                              IV-60